EXHIBIT 10.1

AGREEMENT AND RELEASE

THIS AGREEMENT AND RELEASE (this “Agreement”), dated as of January 31, 2011, is by and among BigString Corporation, a Delaware corporation (the “Company”), and the party identified on the signature page hereto (the “Releasor”).

WHEREAS, the Company previously issued warrants to purchase shares of the Company’s common stock, par value $.0001 per share (“Common Stock”), to the Releasor as designated on the signature page hereto (collectively, the “Warrants”);

WHEREAS, in addition to the Warrants, the Company issued to the Releasor promissory notes convertible into shares of Common Stock (collectively, the “Notes”);

WHEREAS, the Company owns nine million nine hundred seventy-four thousand six hundred (9,974,600) shares of the common stock of PeopleString Corporation (“PeopleString Common Stock”); and

WHEREAS, in exchange for the transfer by the Company of the number of unregistered shares of PeopleString Common Stock set forth on the signature page hereto, the Releasor has agreed to (i) forfeit all of its Warrants to the Company for cancellation, (ii) extend the maturity date of each of the Notes by two (2) years, (iii) a 12-month lockup period with respect to the shares of PeopleString Common Stock being transferred hereunder and (iv) provide the release set forth in this Agreement;

NOW, THEREFORE, in consideration of the mutual covenants and other agreements contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Releasor hereby agree as follows:

1. Payment of Consideration.  The Company hereby transfers to the Releasor the number of shares of PeopleString Common Stock as set forth on the signature page hereto (the “Shares”).  The Company will make all necessary arrangements for one or more certificates representing the Shares to be issued in the name of and delivered to the Releasor and for the books and records of PeopleString Corporation to reflect the Releasor as the holder of the Shares.  The certificate(s) representing the Shares shall contain a customary legend that the Shares represented by the certificate(s) have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and, therefore, are subject to certain transfer restrictions.  In consideration of the transfer of the Shares by the Company, the Releasor hereby covenants, agrees and binds itself unto the Company as set forth below.

2. Lockup Period.  For a 12-month period commencing on the date of this Agreement and ending on January 30, 2012, the Releasor will not sell or otherwise transfer the Shares to any other person or entity without the express written consent of the Company.  The transfer agent for the PeopleString Common Stock will be notified of such restriction and asked to reflect same in the transfer books of PeopleString Corporation.

3. Extension of Notes.  In exchange for the transfer of the Shares from the Company as provided in Section 1 above, the maturity date of each of the Notes issued by the Company to the Releasor shall be extended by two (2) years as follows:

Note issued on May 1, 2007 – original maturity date of May 1, 2010 is now extended to May 1, 2012:

Note issued on February 29, 2008 – original maturity date of February 28, 2011 is now extended to February 28, 2013; and

Note issued on June 23, 2009 – original maturity date of June 23, 2011 is now extended to June 23, 2013.

As a result of this Agreement, each of the Notes will be amended to reflect the extension of its maturity date.

4. Forfeiture of Warrants.  In exchange for the transfer of the Shares from the Company as provided in Section 1 above, the Releasor shall forfeit and deliver to the Company the Warrants designated on the signature page hereto, and the Releasor hereby agrees that the Company shall immediately cancel such Warrants, and, as a result, the Warrants shall have no further force and effect.

5. Release.  In exchange for the transfer of the Shares from the Company as provided in Section 1 above, the Releasor hereby releases and gives up any and all direct and indirect present and future claims and rights which it may have, including those of which it is not aware (collectively, “Claims”), against the Company and all present and former directors, officers, employees and shareholders of the Company, and all of their respective predecessors, successors, assigns, joint venture partners, assignees, grantees, fiduciaries, agents, representatives and attorneys, and the heirs, executors and administrators of such of the foregoing as are natural persons, and all persons acting by, though, under or in concert with any of the foregoing (collectively, the “Releasees”), including, but not limited to, any Claims arising out of or related to the Warrants or any default by the Company under any of the Notes through the date of this Agreement, including any Claims for default interest or penalty payments under the Notes.  The Company agrees that, notwithstanding the foregoing, the Releasor is not releasing or giving up any Claims it may have against the Company for payment of principal and ordinary interest under any of the Notes or that arise under this Agreement.  The Releasor will not seek any further consideration from the Company for making this release of Claims and rights, including, but not limited to, attorneys’ fees or costs of suit.  The Releasor is bound by this release of Claims and rights.  Anyone who succeeds to the rights and responsibilities of the Releasor is also bound.

6. Releasor Representations and Warranties.  The Releasor hereby represents and warrants to the Company as follows:

(a)           The Releasor is an “accredited investor” as such term is defined in Regulation D promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Act, is experienced in investments and business matters, has made investments of a speculative nature and has purchased unregistered securities of United States publicly-owned companies in the past and, with its representatives, has such knowledge and experience in the financial, tax and other business matters as to enable the Releasor to utilize the information regarding PeopleString Corporation and the Company available to it to evaluate the merits and risks of and to make an informed investment decision with respect to the Shares.  The Releasor is able to bear the risk of an investment in the Shares for an indefinite period and to afford a complete loss thereof.

(b)           The Releasor is acquiring the Shares for its own account, for investment only and not with a view toward, or for resale in connection with, the public sale or any distribution thereof.

(c)           The Releasor has reviewed a copy of the prospectus forming a part of PeopleString Corporation’s registration statement on Form S-1 (Registration No. 333-163290), and other filings of PeopleString Corporation and the Company on file with the SEC.

(d)           The certificate representing the Shares shall bear a legend substantially as follows:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.  THESE SHARES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAW OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO PEOPLESTRING CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.”

IN ADDITION, PURSUANT TO AN AGREEMENT AND RELEASE BETWEEN ALPHA CAPITAL ANSTALT AND BIGSTRING CORPORATION, THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED PRIOR TO JANUARY 31, 2012, FOR ANY REASON WHATSOEVER, WITHOUT THE EXPRESS WRITTEN CONSENT OF BIGSTRING CORPORATION.

(e)           The Releasor understands that the Shares have not been registered under the Securities Act and are being transferred to the Releasor by the Company upon reliance of an exemption from registration.  Accordingly, the Releasor will not sell, offer to sell, assign, pledge, hypothecate or otherwise transfer any of the Shares unless pursuant to an effective registration statement under the Securities Act, or unless an exemption from registration is available.

(f)           The Releasor understands that no United States federal or state agency or other governmental or state agency has passed on or made recommendations or endorsement of the Shares or the suitability of the investment in the Shares.

7. Covenant Not to Sue.  The Releasor acknowledges that this Agreement is a legally binding document and that by signing it, the Releasor represents that it has not, will not, and cannot file, commence, assist in or maintain any arbitration, grievance, charge, or complaint or other proceeding with any governmental unit, administrative agency, or court of law or equity and any government institution against the Company relating to any Claims that are subject to the release contained in Section 3 above.  The Releasor acknowledges that by agreeing to the terms and conditions of this Agreement, it is expressly and knowingly giving up its rights to pursue any and all Claims that are subject to the release contained in Section 3 above.  The Releasor further agrees that no fact, evidence, event or transaction currently unknown to it but which hereinafter may become known to it shall affect in any way or manner the final and unconditional nature of this Agreement.

8. Choice of Law and Forum.  The parties agree that this Agreement is made and entered into in the state of New Jersey and shall in all respects be interpreted, enforced and governed under the laws of the state of New Jersey, without regard to the conflict of laws principles thereof.  The language of all parts of this Agreement shall in all cases be construed as a whole, according to its fair meaning, and not strictly for or against any party.  For purposes of any proceeding involving this Agreement or any of the obligations hereunder, the parties hereby submit to the exclusive jurisdiction of the courts of the state of New Jersey.

9. No Violation.  This Agreement shall in no way be construed as an admission by any party of the violation of any law, regulation or prohibition or of any duty owed to any other party.

10. Construction.  Wherever herein the singular number is used, the same shall include the plural, and the masculine gender shall include the feminine and neuter genders, and vice versa, as the context shall require.

11. Counterparts.  This Agreement may be executed in counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

12. Severability.  Should any provision of this Agreement be declared or determined by any court of competent jurisdiction to be illegal or invalid, the validity of the remaining provisions shall not be affected and the illegal or invalid provisions shall be deemed not to be a part of this Agreement.

13. Entire Agreement.  This Agreement contains the entire agreement and understanding between the parties with respect to the subject matter hereof and fully supersedes any and all prior agreements and understandings, written or oral, between the parties pertaining to such subject matter.

14. Section Headings.  The section headings in this Agreement are inserted only as a matter of convenience and reference and are not to be given any effect whatsoever in construing any provision of this Agreement.

15. Notices.  Any notices, requests, demands and other communications relating to this Agreement shall be in writing and shall be effective upon delivery to any party hereto either (a) in person, (b) by reputable overnight courier with charges prepaid, or (c) by certified or registered mail, postage prepaid.  The addresses for any such communications shall be as follows:

If to the Company:	BigString Corporation
157 Broad Street
Suite 109
Red Bank, New Jersey 07701
Attn: Darin M. Myman, President
and Chief Executive Officer

With a copy to:	Paul T. Colella, Esq.
Giordano, Halleran & Ciesla, P.C.
125 Half Mile Road
Suite 300
Red Bank, New Jersey 07701

If to the Releasor:	To the address indicated on the signature page hereto

With a copy to:	Grushko & Mittman, P.C.
515 Rockaway Avenue
Valley Stream, New York 11581

16. Review.  Each party has been advised to consult with an attorney prior to executing this Agreement.  Each party acknowledges and agrees that it has carefully considered this Agreement, that it is competent to execute this Agreement, that it has carefully read and fully understands this Agreement, and that it has executed this Agreement voluntarily and with full understanding of its terms and consequences.  Each party further represents that any release of Claims is given in return for consideration specified in this Agreement.  This Agreement shall become enforceable and effective upon the complete execution of this Agreement by both parties hereto.

SIGNATURE PAGE TO AGREEMENT AND RELEASE

Please acknowledge your acceptance of the foregoing Agreement and Release by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between us.

BIGSTRING CORPORATION
a Delaware corporation

By:	/s/ Darin M. Myman
Name:	Darin M. Myman
Title:	President and Chief Executive Officer

Dated:	As of January 31, 2011

RELEASOR	NUMBER OF SHARES OF PEOPLESTRING COMMON STOCK TO BE TRANSFERRED BY BIGSTRING CORPORATION
ALPHA CAPITAL ANSTALT Pradafant 7 9490 Furstentums Vaduz, Lichtenstein Fax: 011-42-3232196 By: /s/ Konrad Ackermann (Signature) Konrad Ackermann (Print Name) Director (Print Title)	500,000
WARRANTS TO PURCHASE BIGSTRING CORPORATION COMMON STOCK:
February 28, 2008 – Warrant to purchase 833,333 shares of Bigstring Corporation Common Stock
August 25, 2008 – Warrant to purchase 729,167 shares of Bigstring Corporation Common Stock
June 23, 2009 – Warrant to purchase 2,500,000 shares of Bigstring Corporation Common Stock